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As filed with the Securities and Exchange Commission on May 24, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Forest Oil Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	25-0484900 (I.R.S. Employer Identification Number)
1600 Broadway, Suite 2200 Denver, Colorado 80202 (303) 812-1400
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Newton W. Wilson III
Senior Vice President,
General Counsel and Secretary
1600 Broadway, Suite 2200
Denver, Colorado 80202
(303) 812-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Alan P. Baden
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York 10103
(212) 237-0000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective, as determined by market conditions and other factors.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-35270

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common Stock, including attached preferred share purchase rights	$20,456,740	$2,600

Total

(1)
This price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

(2)
The Registrant previously registered an aggregate $500,000,000 worth of securities on a Registration Statement on Form S-3 (No. 333-35270), for which a filing fee of $132,000 was previously paid upon the filing of such Registration Statement.

        EACH REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction IV to Form S-3, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-35270) filed by Forest Oil Corporation with the Securities and Exchange Commission on April 20, 2000, which was declared effective by the SEC on May 3, 2000, and including the documents filed by Forest with the SEC and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on the 24th day of May, 2004.

FOREST OIL CORPORATION
By:	/s/ H. CRAIG CLARK H. Craig Clark, President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints H. Craig Clark, David H. Keyte and Newton W. Wilson III, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ H. CRAIG CLARK (H. Craig Clark)	President and Chief Executive Officer and Director (Principal Executive Officer)	May 24, 2004
/s/ DAVID H. KEYTE (David H. Keyte)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 24, 2004
/s/ JOAN C. SONNEN (Joan C. Sonnen)	Vice President—Controller and Chief Accounting Officer (Principal Accounting Officer)	May 24, 2004

/s/ FORREST E. HOGLUND (Forrest E. Hoglund)	Chairman of the Board of Directors	May 24, 2004
/s/ WILLIAM L. BRITTON (William L. Britton)	Director	May 24, 2004
/s/ CORTLANDT S. DIETLER (Cortlandt S. Dietler)	Director	May 24, 2004
/s/ DOD A. FRASER (Dod A. Fraser)	Director	May 24, 2004
/s/ JAMES H. LEE (James H. Lee)	Director	May 24, 2004
/s/ PATRICK R. MCDONALD (Patrick R. McDonald)	Director	May 24, 2004

INDEX TO EXHIBITS

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered
23.1	Consent of KPMG LLP
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)
23.3	Consent of Ryder Scott Company, L.P.
23.4	Consent of DeGolyer and MacNaughton

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EXPLANATORY NOTE
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS